Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Announces Agreement with Crystal Vision Energy Limited to

Accelerate its SES China Business Platform

HOUSTON, TEXAS—May 7, 2012—Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) today announced an agreement with Crystal Vision Energy Limited (“CVE”) to lead the development and management of SES’ new, China-centric business platform, SES China. SES China is intended to be a stand-alone, self-funding business platform that will encompass all current and future SES business activities and initiatives in China, including its Yima joint venture plant where syngas production and sales are scheduled to begin this summer. Under terms of the agreement, Colin S. Tam, Executive Chairman of CVE, will assume leadership of SES China as Managing Director under the direction of the SES management team and its Board of Directors. Other senior executives at CVE will also provide management support functions to SES China.

Robert Rigdon, President and CEO, stated, “SES China represents an inflexion point in the growth of our China business and we are very pleased to have someone of Mr. Tam’s caliber, experience and proven track record assist us in accelerating our efforts. We believe that an experienced and focused local management team that is familiar with our technology and broadly involved in the Chinese energy industry will better enable us to raise significant capital in China, work effectively with our existing partners to advance our current projects, as well as efficiently develop large business verticals, which we believe could produce significant revenues with near-term earnings in China.”

Mr. Rigdon continued, “A prime example of addressable business verticals we have identified include the ammonia retro-fit business opportunity, where we recently announced a Cooperation Framework Agreement with Beijing Zhonghuan Engineering & Project Management Co., Ltd., or ZEP. Other business verticals that we can address through SES China include clean coal-to-chemicals projects, clean renewable fuels and power businesses, direct reduced iron for the steel industry, and for longer term value creation, larger scale SNG projects utilizing our low rank coal resources and biomass.”

Mr. Tam commented, “As long-time colleagues of the senior executives at SES, we are pleased to partner with them on this exciting opportunity to build a competitive new entity in the clean energy and fuels markets in China. Our immediate efforts are focused on capitalizing SES China and covering the cost of our services.

“Based on my deep experience in the gasification industry since the 1980s in both the U.S. and China, I believe that China provides one of the best development opportunities and investment environments for the SES technology during the next five years. I am confident that SES China will make a significant contribution to the Clean Energy program included in the country’s 12th Five-Year Plan for National Economic and Social Development,” Mr. Tam concluded.

About Crystal Vision Energy Limited

Founded by Colin S. Tam, CVE provides advisory, business development and asset management services to foreign companies that are interested in doing business in China or selected Asian countries. CVE, based in Hong Kong and Bejing, also provides similar services to Chinese companies and investors who are entering the international market. The CVE team brings extensive experience, expertise and a proven track record in project development, financing, operations and management of the government approvals process in China.

Mr. Tam brings more than 30 years of experience in the international energy industry, including a deep understanding and broad knowledge of the power and gas industries both in the United States and Asia. Prior to founding CVE in 2011, Mr. Tam served as CEO of AEI Asia Ltd., a subsidiary of AEI Energy, from May 2007 to March 2011, where he was responsible for all the business activities of AEI in the region, which include thermal and wind power generation, natural gas distribution, and water desalination facility in China, Philippines and Pakistan. Earlier, he was the founder, Chairman and CEO of Meiya Power Company limited, a leading foreign IPP company in North Asia with more than 10,000 MW of installed power generation capacity as of 2007, the year he left MPC. He is currently an advisor to the China High Growth Fund, a member of the Board of Governors of the American Chamber of Commerce (Amcham) in Hong Kong, a Director of the Hong Kong Association of Energy Services Company, and the founder and current Chairman of the Independent Power Producers Forum (IPPF). He is also a frequent speaker at many regional conferences.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the ZJX/China Energy transaction, grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com

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